Exhibit 1.1

AMERICAN INTERNATIONAL GROUP, INC.

2.375% Subordinated Notes Due 2015

Underwriting Agreement

August 20, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representative of the several Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

American International Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to issue and sell to the firms named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representative (the “Representative”), $250,000,000 aggregate principal amount of its 2.375% Subordinated Notes due 2015 (the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires. The Securities will be issued under the Subordinated Debt Indenture, to be dated as of August 23, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, to be dated as of August 23, 2012 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (Registration No. 333-182469) in respect of the Securities have been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement and any other post-effective amendment thereto became effective on filing; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the executive officers of the Company, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the basic prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including the Basic Prospectus as supplemented by any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, as amended by such post-effective amendment, including all exhibits thereto and the documents incorporated by reference in the Basic Prospectus at the time such part of the registration statement became effective but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430A or Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 3:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the

2

information contained in the final term sheet prepared and filed pursuant to Section 5(a) hereof and those other Issuer Free Writing Prospectuses, if any, listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus listed on Schedule II(a), in each case as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of its date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or, in the case of the Registration Statement and any amendment thereto, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus or any amendment or supplement thereto, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any Statement of Eligibility (Form T-1) of the Trustee under the

3

Trust Indenture Act filed as an exhibit to the Registration Statement or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use in the Prospectus or any amendment or supplement thereto;

(f) The Company will not take, directly or indirectly, any action that is designed to cause or result in, or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided that the Company shall not be responsible as to any action taken or to be taken by the Underwriters;

(g) The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) have been duly incorporated or organized and are validly existing corporations or other entities in good standing under the laws of their respective jurisdiction of incorporation or organization and have full power and authority to own their respective properties and to conduct their respective businesses as described in the Prospectus, except, in the case of any Significant Subsidiary, where the failure to be so duly incorporated or organized, validly existing, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(k) below);

(h) Since the date of the latest financial statements incorporated by reference in the Prospectus as amended or supplemented there has not been (i) any material change in the capital stock (other than as occasioned by the Company’s common stock, par value $2.50 per share (the “Common Stock”), having been issued pursuant to the Company’s employee stock option plans and equity incentive plans, upon exercise of the warrants distributed to the Company’s shareholders on January 19, 2011, upon conversion, exchange or exercise of other convertible or exchangeable securities or obligations of the Company or other securities or obligations of the Company that may be settled in Common Stock and are outstanding as of the date of this Agreement), or (ii) any material adverse change in or affecting the business, financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Prospectus as amended or supplemented prior to the Applicable Time (any such change described in clause (ii) is referred to as a “Material Adverse Change”);

(i) This Agreement has been duly authorized, executed and delivered by the Company;

(j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and when executed and delivered by the Company and the Trustee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general

4

applicability relating to or affecting creditors’ rights and to general equity principles; the Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and in the Prospectus; and the new replacement capital covenants to be entered into by the Company for the initial benefit of the holders of the Securities (the “New Replacement Capital Covenants”), the amendments of the Replacement Capital Covenants (as defined Section 1(k) below) have been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company;

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (including, without limitation, the Master Transaction Agreement, dated as of December 8, 2010, among the Company, ALICO Holdings LLC (the “ALICO SPV”), AIA Aurora LLC (the “AIA SPV” and together with the ALICO SPV, the “SPVs”), the Federal Reserve Bank of New York (the “FRBNY”), the United States Department of the Treasury (“Treasury”) and the AIG Credit Facility Trust (the “Trust”); the Registration Rights Agreement, dated as of January 14, 2011, between the Company and Treasury; the Master Investment and Credit Agreement, dated as of November 25, 2008, among Maiden Lane III LLC, the FRBNY, the Company and the Bank of New York Mellon; the Four-Year Credit Agreement, dated as of October 12, 2011, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent party thereto; the 364-Day Credit Agreement, dated as of October 12, 2011, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent; the Agreement to Amend Master Transaction Agreement, Guarantee, Pledge and Proceeds Application Agreement and LLC Agreements, dated as of March 7, 2012, among the Company, AM Holdings LLC (formerly known as ALICO Holdings LLC), AIA SPV and the Treasury; the Replacement Capital Covenant, dated as of March 13, 2007, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-1 Replacement Capital Covenant”); the Replacement Capital Covenant, dated as of March 15, 2007, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-2 Replacement Capital Covenant”); the Replacement Capital Covenant, dated as of March 15, 2007, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-3 Replacement Capital Covenant”); the Replacement Capital Covenant, dated as of June 7, 2007, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-4 Replacement Capital Covenant”); the Replacement Capital Covenant, dated as of December 18, 2007, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-5 Replacement Capital Covenant”); the Replacement Capital Covenant, dated as of May 20, 2008, by the Company in favor of and for the benefit of the

5

Covered Debtholders, as defined therein (the “A-6 Replacement Capital Covenant”); the Replacement Capital Covenant, dated as of May 22, 2008, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-7 Replacement Capital Covenant”); and the Replacement Capital Covenant, dated as of May 22, 2008, by the Company in favor of and for the benefit of the Covered Debtholders, as defined therein (the “A-8 Replacement Capital Covenant” and, together with the A-1 Replacement Capital Covenant, the A-2 Replacement Capital Covenant, the A-3 Replacement Capital Covenant, the A-4 Replacement Capital Covenant, the A-5 Replacement Capital Covenant, the A-6 Replacement Capital Covenant and the A-7 Replacement Capital Covenant, the “Replacement Capital Covenants”)), or result in any violation of any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body, including without limitation the Treasury, is required by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters;

(l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein);

(m) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, as of the end of the period covered by the Company’s most recent annual report filed with the Commission on Form 10-K, the Company’s internal control over financial

6

reporting was effective and the Company was not aware of any material weaknesses in its internal control over financial reporting;

(n) Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, there had been no change in the Company’s internal control over financial reporting that had materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting, as of the end of the period covered by the Company’s most recent periodic report filed with the Commission on Form 10-K or Form 10-Q;

(o) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of the end of the period covered by the Company’s most recent periodic report filed with the Commission on Form 10-K or Form 10-Q, except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus;

(p) PricewaterhouseCoopers LLP (the “Company Auditors”), who have audited the annual financial statements and schedules of the Company and its consolidated subsidiaries and delivered their report with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act;

(q) (i) The Company represents that neither the Company nor any of its majority-owned subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the target of any sanctions administered or enforced by the Treasury’s Office of Foreign Assets Control or the United Nations Security Council (collectively, the “Sanctions”), or (B) located, organized or resident in a country or territory that is the target of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (ii) the Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person participating in the offering, whether as underwriter, advisor, investor or otherwise;

(r) To the knowledge of the Company, the Company, its wholly owned subsidiaries, employees, directors, executive officers and any agent acting on the Company’s or its wholly owned subsidiaries’ behalf, have not corruptly paid, offered or promised to pay, or authorized payment of any monies or a thing of value, directly or indirectly, to any government

7

official (including employees of government-owned or -controlled entities or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing) or any political party or party official or candidate for political office (collectively, “Proscribed Recipients”) for the purpose of obtaining or retaining business, or directing business to any Person, by (i) influencing any official act or decision of such Proscribed Recipient, (ii) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her or its influence with a governmental authority to affect or influence any act or decision of such governmental authority or (iii) securing any improper advantage in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-corruption laws; and the Company and its wholly owned subsidiaries will maintain policies and procedures designed to promote and achieve compliance with such laws;

(s) (i) The Company has implemented a Global Anti-Money Laundering Policy, and to the knowledge of the Company, the Company and its wholly owned subsidiaries are in material compliance with (A) the applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and (B) the applicable anti-money laundering statutes of jurisdictions where the Company and its wholly owned subsidiaries conduct business, including the applicable rules and regulations issued thereunder (collectively, the “Anti-Money Laundering Laws”); and (ii) to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Company or any of its wholly owned subsidiaries, with respect to the Anti-Money Laundering Laws, is pending or has been threatened;

(t) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, in each case, except where the failure to possess the same or the modification to the same would not, individually or in the aggregate, have a Material Adverse Effect;

(u) Neither the Company nor any of its Significant Subsidiaries is in violation or default of: (i) any provision of its respective organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company

8

or such subsidiary or any of its properties, as applicable, except, in the case of clause (ii) and (iii) only, to the extent it would not have a Material Adverse Effect;

(v) There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which (i) has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, any Preliminary Prospectus or the Prospectus or (ii) is required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus and is not so described; and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(w) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus, would not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(x) (i) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act; and

(y) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.658% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by the Representative of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus.

4. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated

9

custodian. The Company will deliver the Securities to the Representative for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 23, 2012 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Securities will be credited to the account of the Representative at DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company covenants and agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or supplement (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act) to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act an Issuer Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder; between the signing of this Agreement and the Time of Delivery, to give reasonable advance notice to the Representative of any filings by the Company under the Exchange Act that are incorporated by reference into the Prospectus and any filings by the Company under Item 2.02 or 7.01 of Current Report on Form 8-K; between the signing of this Agreement and the Time of Delivery, to advise the Representative promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act), and to furnish the Representative

10

with copies thereof; to prepare final term sheets, containing solely a description of the Securities, substantially in the form set forth in Exhibit A to Schedule II hereto and to file such term sheets pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, to notify the Representative and upon its request to file such document and to prepare

11

and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representative, and (ii) the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are pari passu with, and otherwise substantially similar to, the Securities, without the prior written consent of the Representative, provided, however, that the restriction imposed by this Section 5(e) shall not apply to (i) an issue of debt securities denominated in a currency other than U.S. dollars, (ii) an issue of debt securities of which at least 90% (based on gross offering proceeds) is offered and sold outside the United States, (iii) guarantees by the Company of debt securities of its subsidiaries, (iv) any securities of the Company issued and delivered to the Treasury or the FRBNY or (v) any indebtedness incurred by the Company in connection with the Company’s asset disposition plan or any restructuring of the Company’s capital structure;

(f) The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(g) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue as contemplated in the expired registration statement relating to the Securities; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

6. (a) The Company and each Underwriter agree that the Underwriters may prepare and use one or more preliminary term sheets relating to the Securities containing only customary information.

(b) Each Underwriter represents to the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written

12

communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) the final term sheet prepared and filed pursuant to Section 5(a) hereof, (iii) any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule II(a) hereto or (iv) any written communication prepared by such Underwriter and approved in writing by the Company in advance.

(c) The Company represents to the Underwriters that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) any road show presentation prepared with the assistance of the Representative (the “Road Show”), (iii) the final term sheet prepared and filed pursuant to Section 5(a) hereof, (iv) a press release or other announcement relating to the Securities that complies with Rule 134 or Rule 135 under the Act and that the Company issues after giving notice to the Representative of its intent to issue a press release, (v) any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule II(a) hereto, or (vi) any written communication approved by the Representative in advance in writing.

(d) Any such free writing prospectus the use of which has been consented to by the Company or the Representative, as the case may be (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), other than the Road Show, is listed on Schedule II(a) hereto.

(e) The Company represents and agrees with each Underwriter that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, where required, and legending.

(f) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the Underwriters are then required to deliver a prospectus under the Act in respect of sales of Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act), give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities

13

under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (b) the cost of printing, word-processing or reproducing this Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of the Underwriters’ counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (d) any fees charged by securities rating services for rating the Securities; (e) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (f) the cost of preparing the Securities; (g) the fees and expenses of any trustee and any agent of any trustee, and the fees and disbursements of counsel for any of the foregoing in connection with any Indenture and the Securities; (h) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable in connection with such delivery, up to an amount as separately agreed; (i) the costs and expenses of the Company relating to investor presentations on the Road Show undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses (including travel and lodging expenses) of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show, up to an amount separately agreed; and (j) all other costs and expenses incident to the performance of the Company’s obligations hereunder and under the Indenture which are not otherwise specifically provided for in this Section 7, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company herein shall be true and correct in all material respects, at and as of the Time of Delivery, the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission or, to the knowledge of the executive officers of the Company, shall be threatened or contemplated by the Commission; no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus to the extent

14

required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative;

(b) Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriters, shall have furnished to the Representative such opinion and letter, each dated the Time of Delivery, with respect to the Indenture, the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representative may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;

(c) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representative their opinion or opinions, dated the Time of Delivery, to the effect set forth in Schedule III hereto;

(d) James J. Killerlane III, Associate General Counsel and Assistant Secretary of the Company, shall have furnished to the Representative his opinion, dated the Time of Delivery, to the effect set forth in Schedule IV hereto;

(e) On the date of the Prospectus and at the Time of Delivery, the Company Auditors shall have furnished a letter to the Representative, dated the respective dates of delivery thereof, in a form agreed to by the Company and the Representative on or prior to the date hereof, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representative may reasonably request and in form and substance satisfactory to the Representative;

(f) Since the respective dates as of which information is given in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and prior to the Time of Delivery, there shall not have been any Material Adverse Change or any development involving a prospective Material Adverse Change which, in the judgment of the Representative, materially impairs the investment quality of the Securities, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus (excluding any amendment or supplement thereto);

(g) The Company shall have furnished or caused to be furnished to the Representative a certificate of the Chief Executive Officer, the President, any Vice Chairman, any Executive or Senior Vice President or any Vice President and a principal financial or accounting officer of the Company, dated the Time of Delivery, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as of the Time of Delivery, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to the Time of Delivery, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the respective dates as of which information is given in the Pricing Disclosure Package, (A) there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus as amended or

15

supplemented in accordance with Section 5(a) hereof and (B) none of the events set forth in clause (vi) of Section 8(h) below has occurred; and

(h) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of the Representative, is to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities from the Company; (ii) any suspension of trading imposed by a regulatory agency or similar body on any securities of the Company on any United States exchange or in any United States over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in The City of New York; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (v) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the U.S. war on terrorism that does not represent a significant departure from the conditions that exist at the date hereof, or (B) any other calamity or crisis if the effect of any such event set forth in this subclause (v) in the reasonable judgment of the Representative is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof; or (vi) any downgrading, or any written notice of any intended downgrading or of any possible change that does not indicate the direction of the possible change, in each case in the rating accorded the Company’s senior debt securities by Moody’s Investors Service, a subsidiary of Moody’s Corporation, or Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., if the effect of such event in the reasonable judgment of the Representative is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the

16

Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that it has been prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff that is not subject to further appeal, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such

17

settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading relates to information supplied by the Company on the one hand or by such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

18

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act; provided that the Underwriters shall have no obligation to indemnify any department, agency or instrumentality of the United States federal government.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase, the Representative may in its discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the prescribed period, the Representative notifies the Company that it has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Securities shall thereupon terminate,

19

without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

12. If the sale of the Securities provided for herein is not consummated, or if this Agreement is terminated by the Underwriters, because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied (other than any termination pursuant to clause (i), (iii), (iv) or (v) of Section 8(h) hereof), or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with this Agreement or the proposed purchase and sale of the Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Section 7 and Section 9 hereof.

13. In all dealings hereunder, the Representative of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

14. All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Underwriter, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to the Representative at the notice address set forth in Schedule I, and if to the Company shall be sufficient in all respects when delivered or sent by registered mail to 180 Maiden Lane, New York, New York 10038, Facsimile Transmission No. (212) 770-3500, Attention: General Counsel.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, personal representatives, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

20

16. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought only in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of such courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

19. The Company hereby confirms that neither it nor its property located in the United States is entitled to assert a defense of sovereign immunity (whether from jurisdiction, service of process or attachment) in any legal action, suit or proceeding based on this Agreement which may be instituted in any federal, state or local court in the United States.

20. Time shall be of the essence in this Agreement.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

21

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ David L. Herzog
	Name:	David L. Herzog
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted in New York, New York

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased

Citigroup Global Markets Inc.	$156,250,000

BNP Paribas Securities Corp.	$37,500,000

RBC Capital Markets, LLC	$37,500,000

CastleOak Securities, L.P.	$3,750,000

Drexel Hamilton, LLC	$3,750,000

Lebenthal & Co., LLC	$3,750,000

Samuel A. Ramirez & Company, Inc.	$3,750,000

The Williams Capital Group, L.P.	$3,750,000

Total	$250,000,000

I-1

Notice Address of the Representative:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax: (212) 816-7912

Attention: General Counsel

I-2

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

Final Term Sheet, substantially in the form attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated August 20, 2012.

(b)	Additional Documents Incorporated by Reference:

None.

Exhibit A to Schedule II

Form of Final Term Sheet for the Securities

American International Group, Inc.

$250,000,000

2.375% SUBORDINATED NOTES DUE 2015

Pricing Term Sheet

Dated August 20, 2012

Issuer:	American International Group, Inc.

Legal Format:	SEC-Registered

Securities:	2.375% Subordinated Notes due 2015

Expected Ratings (Moody’s / S&P)*:	[REMOVED]

Security Type:	Subordinated Fixed Rate Notes

Trade Date:	August 20, 2012

Settlement Date:	August 23, 2012 (T + 3)

Maturity Date:	August 24, 2015

Principal Amount:	$250,000,000

Price to Public:	99.908% of principal amount

Gross Underwriting Discount:	0.250%

Net Proceeds to Issuer Before Expenses:	$249,145,000

Spread to Treasury Benchmark:	T+200 basis points

Treasury Benchmark:	0.25% due August 15, 2015

Treasury Benchmark Yield:	0.407%

Coupon:	2.375%

Yield to Maturity:	2.407%

Interest Payment Dates:	Semi-annually on February 24 and August 24, commencing on February 24, 2013

Day Count Convention:	30/360, unadjusted

Denominations:	$2,000, with increments of $1,000 thereafter

Optional Redemption:	Make-whole redemption at any time at a discount rate of US Treasury + 30 basis points

CUSIP/ISIN:	026874CV7 / US026874CV74

Sole Book-Running Manager:	Citigroup Global Markets Inc.

Co-Managers:	BNP Paribas Securities Corp. RBC Capital Markets, LLC

Junior Co-Managers	CastleOak Securities, L.P. Drexel Hamilton, LLC Lebenthal & Co., LLC Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407.

SCHEDULE III

Form of Opinion of Sullivan & Cromwell LLP

August 23, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representative of the several Underwriters

                named in Schedule I hereto.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated August 20, 2012 (the “Underwriting Agreement”), between American International Group, Inc., a Delaware corporation (the Company”), and you, as Representative of the several Underwriters named therein (the “Underwriters”), of $250,000,000 aggregate principal amount of the Company’s 2.375% Subordinated Notes due 2015 (the “Securities”) issued pursuant to the Subordinated Debt Indenture, dated as of August 23, 2012 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 23, 2012 (as so supplemented, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus relating to the Securities, would not be on the date hereof, an “investment company” as defined in the Investment Company Act of 1940, as amended.

III-1

(4) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Securities, the Indenture and the Underwriting Agreement (the “Covered Documents”) have been obtained or made.

(5) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Covered Documents will not violate any Covered Laws, except for such violations that would not have a Material Adverse Effect (as defined in the Underwriting Agreement) or affect the validity of the Securities.

(6) The execution and delivery by the Company of the Covered Documents do not, and the performance by the Company of its obligations under the Covered Documents will not, (a) violate the Company’s Restated Certificate of Incorporation or the Company’s By-laws, in each case as in effect on the date hereof, or (b) result in a default under or breach of any of the agreements listed on Annex A hereto, except in the case of clause (b) for such defaults or breaches that would not have a Material Adverse Effect or affect the validity of the Securities; provided, however, that we are expressing no opinion in clause (b) of this paragraph as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage.

(7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We are expressing no opinion in paragraphs (4) and (5) above, insofar as performance by the Company of its obligations under any Covered Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (4) and (5) above, “Covered Laws” means the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including in each case the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Covered Documents; provided, however, that, for purposes of paragraph (5) above, such term does not include Federal securities laws and, for purposes of paragraphs (4) and (5) above, such term does not include state securities laws, insurance laws of any jurisdiction, antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Covered

III-2

Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

We have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as counsel to the Company, to you, as Representative of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

III-3

Annex A

1.	Master Transaction Agreement, dated as of December 8, 2010, among the Company, ALICO Holdings LLC (“ALICO SPV”), AIA Aurora LLC (“AIA SPV” and, together with ALICO SPV, the “SPVs”), the Federal Reserve Bank of New York (“FRBNY”), the United States Department of the Treasury (“Treasury”) and the AIG Credit Facility Trust;

2.	Registration Rights Agreement, dated as of January 14, 2011, between the Company and Treasury;

3.	Master Investment and Credit Agreement, dated as of November 25, 2008, among Maiden Lane III LLC, the FRBNY, the Company and The Bank of New York Mellon (formerly known as The Bank of New York)(“BoNY”);

4.	Tax Asset Protection Plan, dated as of March 9, 2011, between the Company and Wells Fargo Bank N.A., as Rights Agent;

5.	Indenture, dated as of July 15, 1989, from the Company to BoNY, as supplemented by the First Supplemental Indenture, dated as of May 15, 2003; the Second Supplemental Indenture, dated as of September 30, 2005; the Third Supplemental Indenture, dated as of April 20, 2006; and the Fourth Supplemental Indenture, dated as of June 16, 2006;

6.	Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and BoNY, as supplemented by the First Supplemental Indenture, dated as of March 13, 2007; the Second Supplemental Indenture, dated as of March 15, 2007; the Third Supplemental Indenture, dated as of March 15, 2007; the Fourth Supplemental Indenture, dated as of June 7, 2007; the Fifth Supplemental Indenture, dated as of December 18, 2007; the Sixth Supplemental Indenture, dated as of May 16, 2008; the Seventh Supplemental Indenture, dated as of May 16, 2008; the Eighth Supplemental Indenture, dated as of May 16, 2008; the Ninth Supplemental Indenture, dated as of May 20, 2008; the Tenth Supplemental Indenture, dated as of May 22, 2008; and the Eleventh Supplemental Indenture, dated as of May 22, 2008;

7.	Senior Indenture, dated as of April 15, 1993, between the Company (as successor of SunAmerica Inc.) and JPMorgan Chase Bank (as successor to The First National Bank of Chicago);

8.	Senior Indenture, dated as of November 15, 1991, between the Company (as successor of SunAmerica Inc.) and JPMorgan Chase Bank (as successor to The First National Bank of Chicago);

III-4

9.	Indenture, dated as of November 9, 2007, among AIG Program Funding, Inc., the Company and BoNY;

10.	Indenture, dated as of June 16, 2006, among AIG Matched Funding Corp., the Company and BoNY;

11.	Coordination Agreement, dated as of March 1, 2011, among ALICO SPV, the Company and MetLife, Inc.;

12.	Letter Agreement, dated as of March 1, 2011, among the Company, the United States Department of the Treasury, AIA Aurora LLC and ALICO Holdings LLC;

13.	Four-Year Credit Agreement, dated as of October 12, 2011, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent party thereto.

14.	364-Day Credit Agreement, dated as of October 12, 2011, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent;

15.	Agreement to Amend Master Transaction Agreement, Guarantee, Pledge and Proceeds Application Agreement and LLC Agreements, dated as of March 7, 2012, among the Company, AM Holdings LLC (formerly known as ALICO Holdings LLC), AIA SPV and Treasury; and

16.	Indenture, dated as of October 12, 2006, as amended and supplemented, between the Company and The Bank of New York Mellon, as Trustee.

III-5

Form of Letter of Sullivan & Cromwell LLP

August 23, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representative of the several Underwriters

                named in Schedule I hereto.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933, as amended (the “Act”), and offering of $250,000,000 aggregate principal amount of 2.375% Subordinated Notes due 2015 (the “Securities”) of American International Group, Inc. (the “Company”).

The Registration Statement relating to the Securities (File No. 333-182469) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated June 29, 2012 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated August 20, 2012 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Company, its accountants and its counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and an opinion addressed to you from counsel to the Company. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus

III-6

contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Registration Statement, the Basic Prospectus and the Prospectus Supplement under the captions “Description of the Subordinated Notes” and “Description of the Replacement Capital Covenants,” and “Underwriting” in the Prospectus Supplement, in each case insofar as they relate to provisions of the Securities, the Indenture under which the Securities are being issued, the Underwriting Agreement relating to the Securities and the Replacement Capital Covenants therein described, and the statements under the caption “Material United States Federal Income Tax Consequences” in the Prospectus Supplement, insofar as they relate to the provisions of the United States Federal tax law therein described, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 3:30 p.m. (Eastern time) on August 20, 2012, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such,

III-7

however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package except to the extent specifically noted in the last sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as counsel to the Company, to you, as Representative of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

III-8

Schedule A

1.	Preliminary Prospectus Supplement, dated August 20, 2012

2.	Final Term Sheet, dated August 20, 2012

III-9

SCHEDULE IV

Form of Opinion of James J. Killerlane III

August 23, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representative of the several Underwriters

                named in Schedule I hereto.

Ladies and Gentlemen:

I am an Associate General Counsel and Assistant Secretary of American International Group, Inc., a Delaware corporation (the “Company”), and, as such, I am generally familiar with the corporate affairs of the Company.

This opinion is rendered in connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated August 20, 2012 (the “Underwriting Agreement”), between the Company and you, as Representative of the several Underwriters named therein (the “Underwriters”), of $250,000,000 aggregate principal amount of the Company’s 2.375% Subordinated Notes due 2015 (the “Securities”) issued pursuant to the Subordinated Debt Indenture, dated as of August 23, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 23, 2012 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

The Registration Statement relating to the Securities (File No. 333-182469) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated June 29, 2012 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated August 20, 2012 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs because, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

In rendering my opinion, I, as an Associate General Counsel and Assistant Secretary of the Company, have examined the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus as amended or supplemented immediately prior to the Applicable Time (as defined below), being referred to herein as the “Pricing Disclosure Package”), and I have examined such corporate records, certificates and other documents, and have reviewed such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination and review, it is my opinion that:

(i) To the best of my knowledge and information, there are no contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement or as exhibits to the documents incorporated by reference therein other than those summarized or disclosed in the Registration Statement or filed as exhibits thereto or to such documents incorporated by reference, and there are no legal or governmental proceedings pending or threatened of a character required to be disclosed in the Registration Statement and the Basic Prospectus, as supplemented by the Prospectus Supplement, which are not disclosed and properly described therein;

(ii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; the Company has corporate power and authority to own its properties and to conduct its businesses as described in the Basic Prospectus, as supplemented by the Prospectus Supplement;

(iii) To the best of my knowledge and information, after due inquiry, each of the subsidiaries of the Company named on Annex I has been duly incorporated or organized and is an existing corporation in good standing under the laws of its respective jurisdiction of incorporation; and each of such subsidiaries has corporate power and authority to own its respective properties and to conduct its respective business as described in the Basic Prospectus, as supplemented by the Prospectus Supplement, except where the failure to have such power would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Underwriting Agreement);

(iv) To the best of my knowledge and information, after due inquiry, the issue and sale of the Securities, and the compliance by the Company with all of the provisions of the Securities, the Indenture and the Underwriting Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument in effect on the date hereof and known to me, to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject or violate any judgment, order or decree of any court or other governmental body applicable to the Company, except for such breaches, defaults and violations that would not have a Material Adverse Effect or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company in effect on the date hereof or in a violation of any Federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware (including in each case the published rules or regulations thereunder) that in my experience normally would be applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement; provided, however, that I am expressing no opinion in this paragraph as to the effect of Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Underwriting Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets. No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement or the Indenture and the Trust Indenture Act of 1939, as amended, except for such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities or such as have been obtained under the Securities Act of 1933, as amended (the “Act”) or may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters, as contemplated by the Underwriting Agreement;

(v) Nothing which came to my attention has caused me to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 3:30 p.m. (Eastern time) on August 20, 2012 (the “Applicable Time”), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vi) The documents incorporated by reference in the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

In rendering the opinion in paragraph (v), I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package. Also, in rendering the opinion in paragraphs (v) and (vi), I do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility and qualification of the Trustee.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware, and only with respect to the opinion in (iii) above, the laws of the Commonwealth of Pennsylvania and the general corporation and insurance laws of the State of Arizona and the State of Texas, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the opinion in (iii) above, (A) insofar as it concerns SunAmerica Life Insurance Company, I have relied on the opinion dated August [—], 2012, of Chris Nixon, General Counsel of SunAmerica Life Insurance Company, (B) insofar as it concerns The Variable Annuity Life Insurance Company, I have relied on the opinion dated August [—], 2012, of Jim Coppedge, General Counsel of The Variable Annuity Life Insurance Company, (C) insofar as it concerns American General Life Insurance Company, I have relied on the opinion dated August [—], 2012, of Kyle L. Jennings, General Counsel of American General Life Insurance Company, and (D) insofar as it concerns American Home Assurance Company, Commerce and Industry Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa. and Lexington Insurance Company, I have relied on the opinion dated August [—], 2012, of Thomas J. Scherer, General Counsel of Chartis Inc., and in each case my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinions.

I have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by me, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

This letter is furnished by me, as an Associate General Counsel and Assistant Secretary of the Company, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

1.	Preliminary Prospectus Supplement, dated August 20, 2012

2.	Final Term Sheet, dated August 20, 2012

Annex I

American General Life Insurance Company

The Variable Annuity Life Insurance Company

SunAmerica Life Insurance Company

American Home Assurance Company

Commerce and Industry Insurance Company

National Union Fire Insurance Company of Pittsburgh, Pa.

Lexington Insurance Company

IV-6